CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-32841 and No. 33-13130) pertaining to the MLX Corp. Stock Option Plan and in the related Prospectuses of our report dated March 10, 1995, except for Note B, as to which the date is April 10, 1995, with respect to the consolidated financial statements and schedules of MLX Corp. included in the Annual Report of Form 10-K/A#2 for the year ended December 31, 1994.


                                        Ernst & Young LLP


May 30, 1995
Atlanta, Georgia